                                                                   Exhibit 10.33
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                         AGREEMENT OF PURCHASE AND SALE
                         AND JOINT ESCROW INSTRUCTIONS


                             Bay Meadows Racecourse
                             San Mateo, California


     SELLER:   PATRIOT AMERICAN HOSPITALITY, INC.,
               a Virginia corporation


     BUYER:    PW ACQUISITIONS IV, LLC,
               a Delaware limited liability company



                                 April 18, 1997

                         AGREEMENT OF PURCHASE AND SALE
                         AND JOINT ESCROW INSTRUCTIONS
                         -----------------------------



THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of April 18, 1997, and constitutes an agreement by which PATRIOT AMERICAN HOSPITALITY, INC., a Virginia corporation ("Seller"), agrees to sell, and PW ACQUISITIONS IV, LLC, a Delaware limited liability company ("Buyer"), agrees to purchase the following:

          A. Those certain parcels of land (the "Land") situated in the City of San Mateo, State of California, more particularly described on Exhibit A
                                                                  ---------
attached hereto.

          B. All rights, privileges, easements, and appurtenances to the Land and any structures or other improvements situated on the Land (but specifically excluding any structures or other improvements situated on that portion of the Land which is (a) referred to as "Parcel Five" in the PTR (as defined in Section
                                                                         -------
4 below) and (b) not a portion of said Parcel Five under contract to be sold
-
pursuant to the "Franklin Contract" (as defined in Exhibit B) or the "Iacocca
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Contract" (as defined in Exhibit B) (the "Improvements"), and specifically
                         ---------
excluding, however, (i) any intangible property (including, without limitation, the name "Bay Meadows") (except as specifically set forth herein) ("Intangible Property"), and (ii) any personal property ("Personal Property"). The term "Real Property" herein shall refer collectively to the Land, the Improvements, and all such attendant rights, privileges, easements and appurtenances, but shall specifically exclude Intangible Property, and Personal Property.

          C. The Seller's interest in the contracts affecting the Real Property which are listed on Exhibit B hereto (the "Contracts"), and the
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Seller's interest in any development agreement executed by Seller and the City of San Mateo after the date hereof but prior to the closing of the transactions contemplated hereby (the "Development Agreement").

The Real Property and the Contracts are collectively referred to herein as the "Property."


     The terms and conditions of this Agreement and the instructions to Chicago Title Company (the "Escrow Holder" and "Title Company") with regard to the escrow (the "Escrow") created pursuant hereto are as follows:

          1.   Purchase and Sale.  For valuable consideration, the receipt and
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sufficiency of which are hereby acknowledged, Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, upon the terms and conditions set forth herein.

     2.   Purchase Price.  The purchase price (the "Purchase Price") for the
          --------------
Property shall be Seventy Eight Million Fifty Thousand and 00/100 Dollars ($78,050,000.00), subject to any adjustments to the terms hereof, payable as follows:

     (a) Not later than April 30, 1997, Buyer shall deposit with Escrow Holder the sum of One Million Dollars ($1,000,000.00), which sum shall be invested by Escrow Holder in an interest-bearing account selected by Buyer. Such sum plus all accrued interest thereon shall hereafter be referred to as the "Deposit". The Deposit shall be applied toward payment of the Purchase Price upon the "Close of Escrow" (as hereafter defined).

     (b) Upon the Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder, in the form of a confirmed wire transfer of funds, the balance of the Purchase Price plus such additional funds, if any, as may be required to pay Buyer's share of prorations and closing costs, as set forth herein.

     3.   Escrow.
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     (a)  Opening of Escrow.  For the purposes of this Agreement, the Escrow
          -----------------
          shall be deemed opened (the "Opening of Escrow") on the date Escrow Holder shall have received an executed counterpart of this Agreement from both Buyer and Seller. Escrow Holder shall notify Buyer and Seller, in writing, of the date Escrow is opened.

     (b)  Close of Escrow.  For purposes of this Agreement, the "Close of
          ---------------
          Escrow" or "Closing" shall be defined as the date that the grant deed (the "Grant Deed") conveying the Land to Buyer is recorded. The Escrow shall close on the date that the Merger (as defined in Section 38
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          below) closes, unless extended by mutual agreement of Buyer and Seller ("Closing Date"). On or before three (3) business days before the scheduled Closing Date, Escrow Holder shall prepare a proforma closing statement, setting forth the estimated adjustments and prorations as of the scheduled Closing Date.

     4.   Condition of Title.  It shall be a condition to Buyer's obligations
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hereunder that Title Company shall be committed to issue its ALTA Owner's Extended Coverage Title Insurance Form B-1970 Policy together with such endorsements as Buyer may reasonably require (the "Title Policy") in the amount of the Purchase Price, showing fee title to the Land and Improvements vested in Buyer, subject to the following (the "Condition of Title"):

     (a)  A lien to secure payment of real estate taxes, not delinquent;

     (b) Matters affecting the Condition of Title created with the written consent of Buyer; and

     (c) Exceptions disclosed by the current Preliminary Title Report (the "PTR") with respect to the Land and Improvements issued by the Title Company and dated March 13, 1997 (excluding the land described in the PTR as "Parcel Two"), a copy of which is attached as Exhibit C hereto,
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          which are approved pursuant to this section. Seller shall provide Buyer with legible copies of the instruments underlying any exceptions referred to in the PTR (the "Exceptions") within ten (10) days following the Opening of Escrow, and an ALTA survey of the Land and Improvements certified to Buyer and the Title Company (the "Survey") within thirty (30) days following the Opening of Escrow (the PTR, the Exceptions, and the Survey collectively referred to herein as the "Title Documents"). Buyer shall have fifteen (15) days following the delivery of the last of the Exceptions and the Survey to disapprove any items set forth in the Title Documents. If Buyer fails to notify Seller within such period, the Title Documents shall conclusively be deemed approved. If Buyer disapproves any items described therein, Seller shall thereafter have the right to attempt to eliminate or ameliorate to Buyer's satisfaction such matters as Buyer shall have so disapproved on or before the expiration of the Contingency Period. Seller shall give written notice to Buyer within such period whether Seller is unable or unwilling to eliminate such disapproved matters. If Seller so notifies Buyer that it is unable or unwilling to eliminate any such disapproved matters, Buyer shall have the right, exercisable by written notice delivered to Seller and Escrow Holder on or before the date that is fifteen (15) days following the delivery of such notice, to: (i) waive its prior disapprovals of those matters which Seller is unable to eliminate, in which event such disapproved matters shall conclusively be deemed approved, or (ii) terminate the Escrow, in which event the Deposit shall be returned to Buyer and thereafter the Escrow, this Agreement and the rights and obligations of the parties hereunder shall terminate; provided, however, that in any event Seller shall be obligated to remove any monetary liens against the Property prior to Closing.

     5.   Contingency Period. For a period commencing on the Opening of Escrow
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and terminating on the date of the consummation of the Merger (as defined in
Section 38 below) (the "Contingency Period"), Buyer shall have the right to
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satisfy itself that the physical and legal aspects of the Property are acceptable to Buyer. Buyer's obligations hereunder shall be conditioned upon Buyer's satisfaction with or waiver of such matters in its sole discretion. If Buyer, at any time on or before the expiration of the Contingency Period, fails to disapprove, in a writing delivered to Seller and Escrow Holder, the matters set forth in this paragraph, then all of such matters shall conclusively be deemed approved. If Buyer shall disapprove any such matter in a written notice given to Seller and Escrow Holder prior to the end of the Contingency Period, then this Agreement shall terminate, and neither party shall have any further rights or obligations hereunder, provided that, (a) the Escrow Holder shall be required to refund the Deposit to Buyer if Buyer shall have terminated this Agreement (1) prior to May 27, 1997 due to the commencement (by such date) of any appeal of the approval by the City of San Mateo of the Specific Plan or the Environmental Impact Report relating to the proposed development of a portion of the Real Property, or (2) prior to the end of the Contingency Period due to any act or omission by Cal Jockey that results in a breach or default by Cal Jockey under the Franklin Contract or Iacocca Contract or that gives the purchaser under either the Franklin Contract or Iacocca Contract a right to terminate thereunder, and (b) if Buyer shall have terminated this Agreement for any reason not set forth in the preceding clause (a) or in any other Section of this Agreement, then the Escrow Holder shall pay the Deposit to Seller, and Seller shall be entitled to retain the Deposit in such case as fair and reasonable consideration for Seller's covenants and agreements hereunder. During the term of the Escrow, Buyer, its agents, contractors and subcontractors shall have the right to enter upon the Property at reasonable times during ordinary business hours, upon reasonable prior notice to Seller and subject to the rights of tenants under the Leases, to make any and all inspections and tests as may be necessary or desirable in Buyer's judgment, subject, however to the terms and conditions of the Acquisition Agreement (as defined in Section 38 below). Buyer acknowledges and agrees that Seller shall
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be entitled to have its representatives present during any time Buyer or its agents or independent contractors are on the Real Property. Buyer shall (i) perform all work permitted under this Agreement in a safe and professional manner, (ii) not create any dangerous or hazardous condition on the Real Property, (iii) comply with all applicable laws with respect to Buyer's inspections, and (iv) obtain all permits required to be obtained with respect to Buyer's inspections. Any investigation which physically alters or changes the condition of the Real Property in any material respect shall be subject to Seller's prior approval, which approval shall not be unreasonably withheld or delayed and also shall be subject to the Acquisition Agreement. Except as expressly required by applicable law, Buyer shall (and shall request its agents to) keep confidential the results and findings of Buyer's studies and investigations of the Property. Buyer shall indemnify and hold Seller harmless from damages resulting from Buyer's entry and/or activities upon the Real Property by Buyer, its agents, contractors and/or subcontractors, except to the extent any such damages are the result of Seller's negligence.

     6.   Estoppel Certificates.  Seller shall use reason-able efforts to cause
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Cal Jockey (as defined in Section 38 below) to obtain from each of the
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respective other parties to the Contracts and deliver to Buyer on or before the date that is ten (10) days prior to the originally scheduled Closing Date a duly executed estoppel certificate stating that no default exists under the applicable Contract (the "Estoppel Certificate(s)"). The Estoppel Certificates shall be initially pre-pared by Seller, shall be approved by Buyer, and shall be dated no earlier than thirty (30) days prior to the originally scheduled Closing Date.

     7.   Racecourse Leases.  During the Contingency Period, Seller and Buyer
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shall use reasonable good faith efforts to negotiate the form of the following documents: (a) a new lease (the "Racecourse Lease"), containing the terms and conditions set forth on the schedule attached hereto as Exhibit D and containing
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other reasonable and customary terms for such a lease covering the portion of the Property designated as the "Main Track & New Barns" on the diagram attached hereto as Schedule D-l the "Racecourse Parcel"); (b) a lease or other agreement
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providing for the temporary use of the land and existing facilities on the portion of the Property designated as the "Stables and Training Area" during the construction of new stables facilities on the Racecourse Parcel (the "Temporary Stables Lease"); and
(c) a lease or other agreement leasing to Seller at a quarterly rental of Seven Thousand Five Hundred and 00/100 Dollars ($7,500.00), cancelable on ninety (90) days notice, that portion of the Property commonly known as the Sun-down Tennis Club and more fully described as "Parcel One" in the PTR (the "Temporary Tennis Club Lease"). (The Racecourse Lease, the Temporary Stables Lease, and the Temporary Tennis Club Lease are collectively referred to hereinafter as the "New Leases".) Concurrently with Closing, Seller shall terminate the existing lease between Seller and BMOC dated March 29, 1993 covering the Racecourse Parcel (the "Old Lease") and shall cause BMOC to enter into a Termination and Release Agreement in connection therewith, and also concurrently with Closing, Seller and Buyer shall enter into the New Leases.

     8.   Buyer's Representations and Warranties.  Buyer makes the following
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representations and warranties to Seller:

     (a) This Agreement has been duly and validly authorized, executed and delivered by Buyer and no other action is requisite to the valid and binding execution, delivery and performance of this Agreement by Buyer. Other than as disclosed to Seller, no consents or waivers of or by any third party are necessary to permit the consummation by Buyer of the transactions contemplated pursuant to this Agreement. At all times during the pendency of this Agreement, Buyer shall be a legal entity duly incorporated or organized, validly existing and in good standing under the laws of its incorporation or organization, and shall have the requisite power and authority and all governmental permits, approvals and authorizations necessary to own, lease and operate its properties and to carry on its business as it is now being conducted. Buyer has the financial ability to perform all of its obligations under this Agreement.

     (b) Buyer has not: (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Buyer's creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Buyer's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer's assets, (v) admitted in writing Buyer's inability to pay its debts as they come due, or (vi) made an offer of settlement, extension, or composition to its creditors generally.

     9.   Seller's Representations and Warranties.  Solely as a condition of
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Buyer's obligation to consummate the transactions contemplated by this Agreement, Seller makes the following representations and warranties to Buyer:

     (a) This Agreement has been duly and validly authorized, executed and delivered by Seller and no other action is requisite to the valid and binding execution, delivery and performance of this Agreement by Seller. Other than as disclosed to Buyer, no consents or waivers of or by any third party are necessary to permit the consummation by Seller of the transactions contemplated pursuant to this Agreement. At all times during the pendency of this Agreement, Seller shall be a legal entity duly incorporated or organized, validly existing and in good standing under the laws of its incorporation or organization, and shall have the requisite power and authority and all governmental permits, approvals and authorizations necessary to own, lease and operate its properties and to carry on its business as it is now being conducted.

     (b) Except as disclosed in writing to Buyer, to the best of Seller's knowledge, there are no actions, suits or proceedings pending against the Property, nor pending proceedings in eminent domain or otherwise which would affect the Property or any portion thereof.

     (c) Except as disclosed in writing to Buyer, to the best of Seller's knowledge, the Property is in compliance with all applicable laws, statutes, ordinances and regulations, whether federal, state or local (including those applicable to zoning, environmental conditions and racing).

     (d)  Except as disclosed on Exhibit B attached hereto, there are no
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          agreements affecting or relating to the right of any party with respect to possession of the Property, or any portion thereof, which are obligations which will affect the Property or any portion thereof subsequent to the recordation of the Deed, except as set forth in the Contracts or as may be reflected in the Condition of Title. Buyer expressly acknowledges the existence of the Contracts.

     (e)  Seller is not a "foreign person" within the meaning of Section 1445 et
                                                                              --
          seq. of the Internal Revenue Code of 1986, as amended.
          ---

     (f) Seller has not: (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller's creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Seller's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller's assets, (v) admitted in writing Seller's inability to pay its debts as they come due, or (vi) made an offer of settlement, extension, or composition to its creditors generally.

     The term "best of Seller's knowledge," when used in this Agreement, shall mean only such information as has actually been communicated to or learned by William W. Evans III or Darryl Freling, without imputing to such persons the knowledge of any other person or entity. The persons named above are the persons employed by Seller with primary responsibility for the operation and management of the Property and such persons have reviewed the representations and warranties made by Seller herein.

     If prior to the Close of Escrow Seller becomes aware of any fact or circumstance which changes a representation or warranty, Seller shall promptly give written notice of such fact or circumstance to Buyer. Upon notification of any fact or circumstance which changes any representation or warranty contained herein, Buyer shall have the option of: (a) waiving the breach of warranty that would be caused by such change, or (b) terminating this Agreement, whereupon the Escrow Holder shall promptly return the Deposit to Buyer and neither party shall have any further rights or obligations hereunder. If Buyer does not so terminate this Agreement and closes this transaction, Buyer shall be deemed to have waived the failure of such condition or breach of such representation or warranty. Seller's representations and warranties set forth above shall not survive the Close of Escrow.

     Buyer acknowledges and agrees that, except as expressly provided in this
Section 9, Seller has not made, does not make and specifically disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to: (a) the nature, quality or condition of the Property, including, without limitation, the water, soil and geology, (b) the income to be derived from the Property, (c) the suitability of the Property for any and all activities and uses which Buyer may conduct thereon, (d) the compliance of or by the Property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body, (e) the habitability, merchantability or fitness for a particular purpose of the Property, or (f) any other matter with respect to the Property. Without limiting the foregoing, except as expressly provided in this paragraph, Seller does not and has not made any representation or warranty regarding the presence or absence of any hazardous substances in, on, under or about the Property or the compliance or noncompliance of the Property with the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Resource Conversation Recovery Act, the Federal Water Pollution Control Act, the Federal Environmental Pesticides Act, the Clean Water Act, the Clean Air Act, any so called federal, state or local "superfund" or "superlien" statute, or any other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any hazardous substances. Buyer further acknowledges and agrees that, except as expressly provided in this

Section 9, having been given the opportunity in this Agreement to inspect the
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Property, Buyer will be purchasing the Property pursuant to its independent examination, study, inspection and knowledge of the Property and Buyer will rely upon its own determination of the value of the Property and uses to which the Property may be put, and not on any information provided or to be provided by Seller. Buyer acknowledges receipt of the Property Documents and agrees that Buyer will have reviewed such Property Documents prior to closing the transactions contemplated hereby. Buyer further acknowledges and agrees that no representation or warranty respecting the accuracy or completeness of any information provided or to be provided with respect to the Property from third party sources (although Seller has no reason to doubt such accuracy) and that Seller has not made and is not obligated to make any independent investigation or verification of such information. The occurrence of the Closing shall constitute an acknowledgment by Buyer that, except as expressly provided in this paragraph, the Property was accepted without representation or warranty, express or implied, and otherwise in an "as is", "where is", and "with all faults" condition based solely upon Buyer's own inspections.

     10.  Covenants and Interim Responsibilities of Seller.  Seller agrees that
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during the period between the Opening of Escrow and the Closing, Seller shall use reasonable efforts (subject to any limitations set forth in the Merger Agreement) to cause Cal Jockey:

     (a)  Affirmative Covenants.  To (i) maintain Cal Jockey's existing
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          insurance policies for the Property, (ii) perform all of Cal Jockey's obligations under the Contracts and any and all other contracts and agreements affecting the Property, (iii) comply with all applicable laws, ordinances, rules, regulations and requirements affecting the Property, and (iv) commence the construction of the improvements to the Property required by the Entitlements (as defined in Section 39)
                                                                   -----------
          and/or necessary to achieve the development contemplated under the Contracts (which reasonable efforts shall not include lending money to Cal Jockey for such work, indemnifying Cal Jockey for the costs of such work, incurring any other costs or commencing litigation).

     (b)  Negative Covenants.  To refrain from, without Buyer's prior written
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          consent, which shall not be unreasonably withheld, delayed or conditioned: (i) executing any new lease or materially modify any existing lease affecting the Property, (ii) entering into any new contract or materially modifying any existing Contract with respect to the Property which will survive Closing, (iii) removing any Personal Property from the Property unless replaced by Personal Property of equal or greater utility and value, or (iv) alienating, placing a lien upon, allowing a lien to be placed upon, encumbering or otherwise transferring the Property or any interest therein.

     11.  Conditions of Closing.
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     (a) Buyer's obligation to close this transaction shall be subject to the occurrence and/or satisfaction of the following conditions:

          (i)    The Merger (as defined in Section 38 below) shall have been
                                           ----------
                 consummated.

          (ii) The Title Company is committed to issue the Title Policy insuring title to the Property vested in Buyer or its nominee in the amount of the Purchase Price in the approved Condition of Title.

          (iii) As of the Close of Escrow, Seller shall have performed all of the obligations required to be performed by Seller under this Agreement.

          (iv) All representations and warranties made by Seller to Buyer in this Agreement shall be materially true and correct as of the Close of Escrow.

          (v) The Old Lease shall have been terminated and the New Leases shall have been executed.

          (vi) Seller shall have obtained all consents, waivers, and other approvals necessary for Seller to con-summate the transactions contemplated hereby.

          (vii) Buyer shall not have exercised its right to terminate this Agreement under Section 5 above.
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     (b) Seller's obligation shall be subject to the occurrence and/or satisfaction of the following conditions:

          (i)    The Merger shall have been consummated.

          (ii) As of the Close of Escrow, Buyer shall have performed all of the obligations required to be performed by Buyer under this Agreement.

          (iii) All representations and warranties made by Buyer to Seller in this Agreement shall be materially true and correct as of the Close of Escrow (but without regard to the knowledge qualifications set forth therein).

          (iv) Buyer shall have obtained all consents, waivers, and other approvals necessary for Buyer to consummate the transactions contemplated hereby.

          (v) The Old Lease shall have been terminated and the New Leases shall have been executed.

     12.  Deposits By Seller.  Prior to the scheduled Closing Date, Seller shall
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deliver to Escrow Holder for recordation or delivery to Buyer upon the Close of Escrow, the following documents and instruments, fully executed and acknowledged where appropriate:

     (a)  The Grant Deed in a form approved by Buyer, Seller, and Title Company.

     (b)  The New Leases.

     (c) A Memorandum of Lease with respect to the Racecourse Lease (the "Memorandum of Lease").

     (d) An assignment and assumption of the Contracts in the form attached hereto as Exhibit E (the "Assignment of Contracts").
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     (e) An assignment of the Development Agreement (if applicable) in a form mutually acceptable to Seller and Buyer in their reasonable discretion (the "Assignment of Development Agreement") providing for the assignment and assumption of Seller's rights and obligations under the Development Agreement.

Seller also shall cause to be transferred to Buyer Seller's interest in all good faith, earnest money, and other similar deposits made pursuant to the Contracts.

     13.  Deposits By Buyer.  Buyer shall deposit with Escrow Holder the funds
          -----------------
which are to be applied towards the payment of the Purchase Price in the amounts and at the times designated herein, and such other amounts as are required on account of Buyer's share of closing costs or prorations, as set forth herein. In addition, at least two (2) business days prior to the scheduled Closing Date, Buyer shall execute and acknowledge (where appropriate) and deposit with Escrow Holder for delivery to Seller upon the Close of Escrow counterparts of the New Leases, the Memorandum of Lease, the Assignment of Contracts and (if applicable) the Assignment of Development Agreement.

     14.  Costs and Expenses.  Seller and Buyer shall each pay one-half of the
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cost and expenses of this transaction; provided, however, that Seller shall pay all of the fees and costs due to its counsel, Goodwin, Procter & Hoar LLP, and Buyer shall pay all of the fees and costs due to its counsel, Wachtell, Lipton, Rosen & Katz.

     15.  Prorations.  The following items shall be prorated by Escrow Holder
          ----------
as of the Close of Escrow:

     (a) Real property taxes with respect to the Land and Improvements and personal property taxes based upon the latest available tax information shall be prorated to the Close of Escrow.

     (b) Utilities, services and operating expenses with respect to the Land and the Improvements shall be prorated to the Close of Escrow based upon the latest available information.

     (c) Premiums for casualty and liability insurance shall not be prorated as Buyer will obtain its own such insurance upon the Close of Escrow.

     If any errors or omissions are made regarding adjustments and prorations as set forth above, the parties shall make the appropriate corrections promptly upon the discovery thereof.

     16.  Disbursements and Other Actions by Escrow Holder.  Upon the Close of
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Escrow, Escrow Holder shall promptly undertake all of the following in the manner indicated:

           (i) Cause the Deed to be recorded in the Official Records of San Mateo County.

           (ii) Disburse all funds deposited with Escrow Holder by Buyer towards payment of the Purchase Price for the Property as follows:

                (A) Deduct therefrom sums required to pay the closing costs of Buyer.

                (B) Disburse therefrom the sum required to pay to Seller the amount of the Purchase Price, less sums necessary to pay the closing costs of Seller.

                (C)  Disburse the balance, if any, to Buyer.

     (iii) Deliver the Title Policy to Buyer.

     (iv) Deliver the Bill of Sale, General Assignment, and counterparts of the New Leases and the Assignment of Contracts executed by Seller to Buyer.

     (v) Deliver counterparts of the New Leases and the Assignment of Contracts, executed by Buyer to Seller.

     (vi) Deliver to both Buyer and Seller copies of all other documents delivered to either party hereto or recorded pursuant to this Agreement.

     17.   [Intentionally omitted.]

     18.   Partial Invalidity.  If any portion of this Agreement shall be
           ------------------
declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion shall be deemed severed from this Agreement and the remaining parts hereof shall remain in full force and effect as fully as though such invalid, illegal or unenforceable portion had never been part of this Agreement.

     19.   Attorneys' Fees.  In the event of the bringing of any action or suit
           ---------------
by a party hereto against another party hereto by reason of any breach of any of the covenants or agreements or any inaccuracies in any of the representations and warranties on the part of the other party arising out of this Agreement, then, in that event, the prevailing party in such action or dispute, whether by final judgment or out-of-court settlement, shall be entitled to have and recover of and from the other party all costs and expenses of suit, including actual attorneys' fees.

     20.   Notices.  All notices or other communications required or permitted
           -------
hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, delivered or sent by telex, telecopy, cable or via a reliable overnight courier such as Federal Express, and shall be deemed received upon the earlier of: (a) if personally delivered or via overnight courier, the date of delivery to the address of the person to receive such notice, or (b) if mailed, upon the date of receipt as disclosed on the return receipt.

    To Seller:                Patriot American Hospitality, Inc.
                              3030 LBJ Freeway, Suite 1500
                              Dallas, Texas  75234
                              Attn: Mr. Paul A. Nussbaum
                                    and Mr. Darryl Freling
                              Telecopy: (972) 888-8029

    And a copy to:            Goodwin, Procter & Hoar LLP
                              Exchange Place
                              Boston, Massachusetts  02109
                              Attn: Andrew Sucoff, Esq.
                              Telecopy:  (617) 523-1231

    To Buyer:                 PW Acquisitions IV, LLC
                              c/o PaineWebber Incorporated
                              1295 Avenue of the Americas
                              19th Floor
                              New York, New York  10019
                              Attn:  Mr. John Tashjian
                              Telecopy:  (212) 713-7949

    With a copy to:           Wachtell, Lipton, Rosen & Katz
                              51 West 52nd Street
                              New York, New York  10019
                              Attn:  Robin Panovka, Esq.
                              Telecopy:  (212) 403-2000

    To Escrow Holder:         Chicago Title Company
                              388 Market Street, Suite 1300
                              San Francisco, California  94111
                              Attn:  Rod Pasion, Esq.
                              Telecopy:  (415) 434-2176

In addition, a copy of any notice to any party hereunder shall be delivered to:

                              Graham & James LLP
                              One Maritime Plaza, Suite 300
                              San Francisco, California  94111
                              Attn:  Bruce W. Hyman, Esq.
                              Telecopy:  (415) 391-2493

Notice of change of address shall be given by written notice in the manner detailed in this paragraph. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

     21.  No Brokers.  Seller represents and warrants to Buyer, and Buyer
          ----------
represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or, to its knowledge, is in any way connected with any of such transactions. In the event of any such additional claims for brokers, or finders, fees for the consummation of this Agreement, then Buyer shall indemnify, save harmless and defend Seller from and against such claims if they shall be based upon any statement or representation or agreement by Buyer, and Seller shall indemnify, save harmless and defend Buyer if such claims shall be based upon any statement, representation or agreement made by Seller. The foregoing indemnities shall survive the Close of Escrow or any termination of this Agreement.

     22.  Required Actions of Buyer and Seller.  Buyer and Seller agree to
          ------------------------------------
execute such instruments and documents and to diligently undertake such actions as may be required in order to consummate the purchase and sale herein contemplated and shall use their good faith to accomplish the Close of Escrow in accordance with the provisions hereof.

     23.  Time of Essence.  Time is of the essence of each and every term,
          ---------------
condition, obligation and provision hereof.

     24.  Counterparts.  This Agreement may be executed in multiple
          ------------
counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

     25.  Captions.  Any captions to, or headings of, the sections, paragraphs
          --------
or subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

     26.  No Obligations to Third Parties.  The execution and delivery of this
          -------------------------------
Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties hereto, to any person or entity other than the parties hereto.

     27.  Exhibits. The exhibits attached hereto are incorporated herein by this
          --------
reference.

     28.  Amendment to this Agreement.  The terms of this Agreement may not be
          ---------------------------
modified or amended except by an instrument in writing executed by each of the parties hereto.

     29.  Waiver. The waiver or failure to enforce any provision of this
          ------
Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.

     30.  Applicable Law.  This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of California.



                  (Remainder of page intentionally left blank)

     31.  [Intentionally Omitted.]

     32.  Entire Agreement.  This Agreement supersedes any prior agreements,
          ----------------
negotiations and communications, oral or written, and contains the entire agreement between Buyer and Seller as to the subject matter hereof. No subsequent agreement, representation or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party, shall be of any effect unless it is in writing and executed by the party to be bound thereby.

     33.  Successors and Assigns.  This Agreement and all of the terms,
          ----------------------
conditions and provisions hereof shall inure to the benefit of and be binding upon the respective successors. and assigns of the parties hereto. Neither party hereto shall assign its rights or obligations hereunder without the prior written consent of the other.

     34.  Default.
          -------

          (a) If any of Seller's representations and warranties contained herein shall not be materially true and correct, or if Seller shall have materially failed to perform any of the covenants and agreements contained herein to be performed by Seller within the time for performance as specified herein, Buyer may elect as Buyer's sole and exclusive remedy hereunder, to either: (i) terminate Buyer's obligations under this Agreement by written notice to Seller with a copy to Escrow Holder whereupon Escrow Holder shall refund the Deposit to Buyer, and neither party shall have any further rights or obligations hereunder, or (ii) file an action for specific performance of the conveyance described in this Agreement.

          (b) UPON EXPIRATION OF THE CONTINGENCY PERIOD AND BUYERS APPROVAL OF THE MATTERS SET FORTH ABOVE, IF BUYER COMMITS A DEFAULT UNDER THIS AGREEMENT AND FAILS TO PURCHASE THE PROPERTY, THEN, IN ANY SUCH EVENT, ESCROW HOLDER MAY BE INSTRUCTED TO CANCEL THE ESCROW AND SELLER SHALL THEREUPON BE RELEASED FROM ITS OBLIGATIONS HEREUNDER. BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO FIX ACTUAL DAMAGES IN THE CASE OF BUYERS DEFAULT AND FAILURE TO PURCHASE THE PROPERTY, THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLERS DAMAGES IN SUCH EVENT ("LIQUIDATED DAMAGES"), AND THAT IN THE EVENT OF A BREACH BY BUYER AS DESCRIBED ABOVE, THE ESCROW HOLDER, UPON INSTRUCTIONS TO DO SO, SHALL DISBURSE THE DEPOSIT TO SELLER AND SHALL CANCEL THE ESCROW CREATED PURSUANT HERETO, IN WHICH EVENT SELLER AND BUYER

               SHALL BE RELIEVED FROM ALL LIABILITY HEREUNDER. RECEIPT OF THE DEPOSIT AS LIQUIDATED DAMAGES SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF A BREACH BY BUYER AS DESCRIBED ABOVE AND SELLER HEREBY WAIVES ANY RIGHT TO COMPEL SPECIFIC PERFORMANCE OF THIS AGREEMENT BY BUYER. ESCROW HOLDER IS HEREBY RELEASED FROM ANY AND ALL LIABILITY WITH REGARD THERETO. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS PARAGRAPH AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

               Seller's Initials                   Buyer's Initials

                    /s/ WE                               /s/ TF
               ------------------                  ----------------

     35.  Computation of Periods.  All periods of time referred to in this
          ----------------------
Agreement shall include all Saturdays, Sundays and national holidays, unless the period of time specifies business days; provided, however, that if the date to perform any act or give a notice with respect to this Agreement shall fall on a Saturday, Sunday or national holiday, such act or notice may be timely performed on the next succeeding day which is not a Saturday, Sunday or a national holiday.

     36.  Recourse. The obligations and liabilities of the parties under this
          --------
Agreement and the exhibits attached hereto are intended to be binding only on the respective parties and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of the parties, officers, directors, trustees or shareholders, or of their investment managers, general partners, officers, directors, trustees or shareholders thereof, or any employees or agents of the parties or their respective investment managers.

     37.  Termination of Merger Agreement.  In the event the Merger Agreement is
          -------------------------------
terminated by the parties thereto without the consummation of the Merger, this Agreement shall terminate automatically, whereupon the Escrow Holder shall promptly return the Deposit to Buyer and neither party shall have any further rights or obligations hereunder.

     38.  Compliance With Acquisition and Merger Agreements.  The parties
          -------------------------------------------------
acknowledge and agree that as of the date hereof and until the consummation of the Merger (as defined below), the Property is and shall be owned by California Jockey Club, a Delaware corporation ("Cal Jockey"), an entity which is not affiliated with Seller. Seller is a party to that certain "Acquisition Agreement" by and among Seller, Cal Jockey, and Bay Meadows Operating Company, a Delaware corporation ("BMOC"), dated as of October 31, 1996 (the "Acquisition Agreement") and that certain "Agreement and Plan of Merger" dated as of February 24, 1997 by and among Seller, Cal Jockey and BMOC (the "Merger Agreement"), and Seller's rights and interests in the Property are as set forth in the Acquisition Agreement and the Merger Agreement. Upon consummation of the transactions contemplated by the Acquisition Agreement and the Merger Agreement (the "Merger"), Seller will be the legal owner of the Property, however until the consummation of the Merger and notwithstanding anything to the contrary set forth in this Agreement, all of the terms and conditions hereof (including, without limitation, the right to inspect the Property) shall be subject to the provisions and limitations of the Acquisition Agreement and the Merger Agreement.

     39.  Joint Due Diligence; Cooperation With Respect to Entitlements.  Seller
          -------------------------------------------------------------
and Buyer acknowledge that they are jointly performing due diligence investigations of the Property and have jointly retained attorneys and other consultants in connection with such joint due diligence. In this regard, Seller and Buyer agree that Seller and Buyer shall each cooperate in good faith to agree on the necessary efforts with respect to due diligence, shall each promptly provide to the other copies of any due diligence reports or other information received by them, and shall each pay one half of the costs associated with all mutually agreed-upon due diligence efforts. Seller and Buyer also agree to cooperate in good faith with respect to providing mutual guidance and direction to Cal Jockey in connection with Cal Jockey's current efforts to secure approval of the Bay Meadows Specific Plan and the other entitlements related thereto. Provided, however, that none of the provisions of this Section 39 shall be construed to limit or diminish Buyer's agreement to
     ----------
Seller's disclaimers and acknowledgments with respect to the condition of the Property set forth in the final paragraph of Section 9 above.
                                             ---------

     40.  1031 Exchange.  Notwithstanding anything in this contract to the
          -------------
contrary, Seller may, upon reasonable prior written notice to Buyer, assign this Agreement to sell the Property as part of a tax deferred exchange under the provisions of section 1031 of the Internal Revenue Code and the regulations promulgated thereunder. Buyer agrees to assist and cooperate in such exchange, and further agrees to execute (subject to Buyer's reasonable approval) all reasonable, customary documents necessary in connection with any such tax free exchange and otherwise to cooperate reasonably in connection with such an exchange, all at no cost or expense to Buyer. Seller may be assigning all contract rights and/or obligations hereunder to a "qualified intermediary" as that term is defined in the Internal Revenue Code and relevant Treasury regulations. As part of such exchange, Seller may convey the Property directly to Buyer or Buyer's nominee and Buyer shall not be obligated to acquire or convey any other property as part of such exchange.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                                       SELLER
                                       ------

                                       PATRIOT AMERICAN HOSPITALITY,
                                       INC., a Virginia corporation


                                       By: /s/ William W. Evans III
                                          ----------------------------

                                       Its:
                                           ---------------------------


                                       BUYER
                                       -----

                                       PW ACQUISITIONS IV, LLC,
                                       a Delaware limited liability company

                                       By:  PW Realty Partners, LLC, as
                                            Managing Member

                                       By:  PW Acquisitions Corp., as
                                            Managing Member

                                       By: /s/ Terrence E. Fancher
                                          ----------------------------
                                       Name:
                                            --------------------------
                                       Its:
                                           ---------------------------


ESCROW HOLDER APPROVES THE ESCROW
PROVISIONS AND SPECIFIC INSTRUCTIONS
TO ESCROW HOLDER SET FORTH IN THE
FOREGOING AGREEMENT AND AGREES TO
ACT IN ACCORDANCE THEREWITH.

CHICAGO TITLE COMPANY

By:
   ----------------------------------------------
Its:
    ---------------------------------------------
Date:                            , 1997
     ----------------------------